SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


                                  Danskin, Inc.
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             (Exact name of registrant as specified in its charter)


                                 September 22, 1997
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                Date of Report (Date of earliest event reported)


        Delaware                     0-20382                     62-1284179
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  (State or other juris-           (Commission                (I.R.S. Employer
 diction of incorporation)         File Number)              Identification No.)



     111 West 40th Street, New York, New York                       10018
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     (Address of principal executive offices)                    (Zip Code)


212-764-4630
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(Registrant's telephone number, including area code)

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Item  1.    Change in Control of Registrant.
            --------------------------------

On September 22, 1997, Danskin, Inc. (the "Company") consented to the assignment of approximately $21.265 million face amount (the "Loan Amount") of the Company's term loan obligations owing to First Union National Bank ("First Union"), the Company's principal lender, to Danskin Investors, LLC (the "Investor"), a company newly formed by an investment group led by Onyx Partners, Inc.

In accordance with the terms of the Securities Purchase Agreement, dated September 22, 1997, entered into by the Company and the Investor, the Investor, and certain other persons, contributed to the Company in the aggregate (a) the Loan Amount and (b) $4 million (together, the "Capital Contribution") in exchange for (i) $15 million aggregate principal amount of subordinated debt of the Company (the "Subordinated Debt") and (ii) $500,000 in stated value of Series C Cumulative Convertible Preferred Stock (the "Series C Stock", and together with the Subordinated Debt, the "Securities") of the Company. The Investor funded the Capital Contribution through capital contributions made to it by its members and $544,129 paid by Oppenheimer Bond Fund for Growth to the Company in exchange for a portion of the Securities.

The Subordinated Debt bears interest, commencing on December 22, 1997, at the rate of 8% per annum. Holders of the Series C Stock have, among other rights, the right to elect four of nine directors to the Board of Directors of the Company. In connection with the closing of the Capital Contribution, the Board of Directors of the Company accepted the resignations of Patricia Patterson, John Burden and Edwin Dean as directors of the Company and elected Andrew Astrachan, Nina McLemore, Gabriel Brener and Jim Jalil as directors.

In connection with the closing of the Capital Contribution, the Board of Directors approved amendments to both the Certificate of Incorporation and the By-laws of the Company to effectuate agreements reached between the Company and the Investor, including, among other things, increasing the number of authorized shares of its common stock to 100,000,000 and removing the provisions for a classified Board of Directors (the "Certificate Amendments").

As reported by the Investor on Schedule 13D, SunAmerica Life Insurance Company has granted an irrevocable proxy to Andrew Astrachan and David Sachs to vote all shares of the Common Stock held by it in favor of the Certificate Amendments. In addition, Oppenheimer Bond Fund for Growth has granted an irrevocable proxy to Astrachan and Sachs to vote all shares of Common Stock held by it in favor of the Certificate Amendments and on any additional proposal in accordance with the recommendation of the Company's Board of Directors until such time as the Investor possesses a majority of the voting power of the Company. Accordingly, as reported by the Investor on Schedule 13D, Astrachan and Sachs share voting power with each other of 5,446,214 shares of Common Stock and may be deemed to have beneficial ownership of 56.3% of the outstanding shares of Common Stock.

In addition, in connection with the closing of the Capital Contribution, the Company announced that (a) its Board of Directors declared a stock dividend on the common stock of the Company equal to one share of common stock for each
11.99 shares of common stock held of record as of the close of business on September 22, 1997, (b) its Board of Directors redeemed the Rights

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issued pursuant to the Rights Agreement, dated as of June 5, 1996, between the
Company and First Union Bank, as Rights Agent, for $.01 per right in cash to holders of common stock held of record as of the close of business on September 22, 1997, and (c) it will offer to its shareholders, including the Investor, the right to purchase, pro rata, 10 million shares of common stock of the Company at a per share price of $0.30 (the "Rights Offering"). The Investor will standby to purchase any shares of common stock offered in the Rights Offering and not purchased by other shareholders of the Company.

Upon the refinancing of the Company's revolving credit facility with First Union (the "Refinancing"), the Series C Stock and the Subordinated Debt, by their terms, will be automatically exchanged for (a) $12 million stated value of Series D Cumulative Convertible Preferred Stock (the "Series D Stock") of the Company, (b) a seven year warrant to purchase 10 million shares of common stock of the Company at a per share price of $0.30, and (c) if the Refinancing shall occur prior to effectiveness of the Certificate Amendments and effectiveness of the registration statement filed with the Securities and Exchange Commission with respect to the Rights Offering, a $3 million aggregate principal amount subordinated note of the Company. The description of the terms of the Subordinated Debt, the Series C Stock, the Series D Stock and the Warrant set forth in this Item 1 is qualified in its entirety by reference to the form of Promissory Note, the Certificate of Designations for the Series C Stock, the Certificate of Designations for the Series D Stock and the form of Warrant which are attached to this Form 8-K as Exhibits.

The Series D Stock, if issued, is convertible, at the option of the holder and, in certain circumstances, mandatorily, at a per share conversion price of $0.30. Holders of the Series D Stock would be entitled to designate five of nine directors to the Board of Directors of the Company. In connection with the Refinancing, an additional director would be elected to the Company's Board of Directors by the holders of the Series D Stock as the fifth designee of the Investor to replace one member of the Board of Directors who will resign on such date. The Series D Stock would have an 8% annual dividend rate, payment of which would be deferred through December 31,1999, and a seven year maturity. If for any fiscal year beginning with the fiscal year ended December 31, 1999, the Company meets certain agreed upon financial targets, all accrued dividends for such fiscal year would be forgiven and the Series D Stock would automatically convert into 40 million shares of common stock of the Company at a conversion price of $0.30 per share.

In connection with the closing of the Capital Contribution, Oppenheimer Bond Fund for Growth ("BFG") exchanged the 10% Cumulative Preferred Stock of the Company held by it for 3,436,214 shares of common stock of the Company and certain other rights, including the right to participate in the purchase of the Securities on the same terms as the Investor. The 10% Cumulative Preferred Stock was cancelled and retired.

On September 22, 1997, the Company accepted a commitment letter from Century Business Credit Corporation ("CBCC") which sets forth terms and conditions upon which CBCC is prepared to make loans to the Company, in an amount not to exceed $45 million, for, among other uses, the refinancing of the Company's existing revolving credit facility with First Union and ongoing working capital needs. There can, however, be no assurances that the Refinancing will occur.

Item 7(c)   Exhibits.
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        99.1      Press Release dated September 23, 1997

         4.2 Securities Purchase Agreement dated as of September 22, 1997 between the Issuer and Investors.

       4.2.1      Form of Warrant to be issued to Investors.

       4.2.2 Certificate of Designations of Series C Cumulative Convertible Preferred Stock.

       4.2.3 Certificate of Designations of Series D Cumulative Convertible Preferred Stock.

       4.2.4      Promissory Note of the Issuer in favor of Investors.


                                    Signature
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  DANSKIN, INC.
                                  (Registrant)

Dated:  October 7, 1997           By: /s/ Beverly Eichel
                                     -------------------
                                       Name:   Beverly Eichel
                                       Title:  Executive Vice President
                                               Chief Financial Officer